UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 27, 2008

CREDIT ACCEPTANCE CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	000-20202	38-1999511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

25505 West Twelve Mile Road, Suite 3000, Southfield, Michigan		48034-8339
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-353-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) On August 27, 2008, Credit Acceptance Corporation (the "Company") executed Amendment No. 4 (the "Warehouse Amendment"), dated as of August 27, 2008, to the Second Amended and Restated Loan and Security Agreement, dated as of August 31, 2007 among the Company, CAC Warehouse Funding Corporation II, Wachovia Bank, National Association, Variable Funding Capital Company, LLC, Wachovia Capital Markets, LLC and Systems & Services Technologies, Inc.. The Warehouse Amendment extends the maturity date of the $325.0 million Warehouse facility from February 11, 2009 to August 26, 2009. In addition, the interest rate was increased from a floating rate equal to the commercial paper rate plus 65 basis points to the commercial paper rate plus 100 basis points. Other than the extension of the maturity date and the interest rate increase, there were no other material changes to the facility.

Under this facility, the Company may contribute loans to a wholly owned special purpose entity and receive 80% of the net aggregate eligible loan balance in non-recourse financing.

The financing may be accelerated upon the occurrence of a "termination event." A "termination event" includes but is not limited to: a default in the payment of interest or principal when due; and any breach of covenant or any material breach of representation or warranty that is not cured within the specified time following notice.

The Warehouse Amendment is attached as Exhibit 4(f)(113) to this Form 8-K and incorporated herein by reference. The Warehouse Amendment is also summarized in a press release issued by the Company on August 27, 2008, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(b) On August 27, 2008, the Company executed the Second Amendment (the "CFA Amendment") to the Certificate Funding Agreement ("Residual Credit Facility"), dated September 20, 2006, among the Company, Credit Acceptance Residual Funding LLC ("Residual Funding"), Wachovia Bank, National Association, Variable Funding Capital Company LLC, and Wachovia Capital Markets, LLC. The CFA Amendment extends the maturity date of the $50.0 million Residual Credit Facility from September 9, 2008 to August 26, 2009. In addition, the interest rate was increased from a floating rate equal to the commercial paper rate plus 145 basis points to the commercial paper rate plus 250 basis points. Other than the extension of the maturity date and the interest rate increase, there were no other material changes to the facility.

This facility allows Residual Funding to finance its purchase of trust certificates from special purpose entities (the "Term SPEs") that purchased dealer loans under the Company’s term securitization transactions. The Term SPEs’ residual interests in dealer loans, represented by their trust certificates, have proven to have value that increases as their term securitization obligations amortize. This facility enables the Term SPEs to realize and distribute to the Company, up to 70% of that increase in value prior to the time the related term securitization senior notes are paid in full.

The financing may be accelerated upon the occurrence of a "termination event." A "termination event" includes but is not limited to: a default in the payment of interest or principal when due; and any breach of covenant or any material breach of representation or warranty that is not cured within the specified time following notice.

The CFA Amendment is attached as Exhibit 4(f)(114) to this Form 8-K and incorporated herein by reference. The CFA Amendment is also summarized in a press release issued by the Company on August 27, 2008, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On August 27, 2008, the Company issued a press release announcing the execution of the Warehouse Amendment and the CFA Amendment. The press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4(f)(113) Amendment No. 4 as of August 27, 2008, to the Second Amended and Restated Loan and Security Agreement, dated as of August 31, 2007 among the Company, CAC Warehouse Funding Corporation II, Wachovia Bank, National Association, Variable Funding Capital Company, LLC, Wachovia Capital Markets, LLC and Systems & Services Technologies, Inc..

4(f)(114) Second Amendment dated as of August 27, 2008, to the Certificate Funding Agreement dated September 20, 2006, among the Company, Credit Acceptance Residual Funding LLC, Wachovia Bank, National Association, Variable Funding Capital Company LLC, and Wachovia Capital Markets, LLC.

99.1 Press Release dated August 27, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

August 29, 2008	By:	/s/ Douglas W. Busk

Name: Douglas W. Busk
Title: Treasurer

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Exhibit Index

Exhibit No.	Description

4.(f)(113)	Amendment No. 4 as of August 27, 2008, to the Second Amended and Restated Loan and Security Agreement, dated as of August 31, 2007 among the Company, CAC Warehouse Funding Corporation II, Wachovia Bank, National Association, Variable Funding Capital Company, LLC, Wachovia Capital Markets, LLC and Systems & Services Technologies, Inc..
4.(f)(114)	Second Amendment dated as of August 27, 2008, to the Certificate Funding Agreement dated September 20, 2006, among the Company, Credit Acceptance Residual Funding LLC, Wachovia Bank, National Association, Variable Funding Capital Company LLC, and Wachovia Capital Markets, LLC.
99.1	Press Release dated August 27, 2008.